Exhibit 10.4

MEMORANDUM OF UNDERSTANDING

On behalf of BREADCRUMBS CAPITAL LLC, a limited liability company organized under the laws of the State of Delaware (“Breadcrumbs”), and 1847 HOLDINGS LLC, a limited liability company organized under the laws of the State of Delaware (the “EFSH”), the undersigned to this Memorandum of Understanding (the “MOU”), hereby expressly acknowledge the following points of understanding associated with (i) that certain promissory note in the aggregate principal amount of up to $2,472,000.00 (the “Note”), issued to Breadcrumbs by 1847 CABINETS INC., HIGH MOUNTAIN DOOR & TRIM INC., SIERRA HOMES LLC, and KYLE’S CUSTOM WOOD SHOP, INC. (collectively, the “Borrowers”).

1.	Pursuant to Section 2.22 of the Note, as additional consideration to Breadcrumbs for advancing funds under the Note and accepting the issuance of the Note, the Borrowers were required to induce EFSH to issue to Breadcrumbs, upon each Tranche advanced by Breadcrumbs to the Borrowers under the Note, non convertible preferred shares of EFSH, with a stated value equal to the Principal Amount of such Tranche, and to induce EFSH to execute any documents necessary to effect such issuance, and provide Breadcrumbs with any documents necessary to show ownership of such shares. EFSH hereby acknowledges and agrees that the issuance and delivery obligations described in Section 2.22 of the Note, shall be binding on EFSH, and acknowledges that Breadcrumbs required that EFSH agree to be bound by and to satisfy such obligations as a material condition to advancing funds under the Note and accepting the issuance of the Note. EFSH further agrees and acknowledges that it is willing to execute and deliver this MOU for the express and intended purpose of inducing Breadcrumbs to advance funds to the Borrowers under the Note and to accept the issuance of the Note.

2.	In the event of a sale of 1847 Cabinets Inc. or any of the subsidiaries of 1847 Cabinets Inc., then at the sole discretion of Breadcrumbs, the purchaser in such transaction shall be credited by the seller towards the purchase price at the closing, any then remaining outstanding balance due to Breadcrumbs under the Note.

This MOU is acknowledged and agreed to be effective as of June 28, 2024.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Memorandum of Understanding in one or more counterparts, as of the date noted above.

BREADCRUMBS CAPITAL LLC

By:	/s/ Yechiel Kopelowitz
Name:	Yechiel Kopelowitz
Title:	Officer

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

[Signature page to MOU]